Exhibit 99.1

News	VeriFone, Inc. 2099 Gateway Place, Suite 600 San Jose, CA, 95110 www.verifone.com

Investor Contact:

William Nettles - Director Corporate Development & IR

Tel: 408-232-7979

Email: ir@verifone.com

Editorial Contact:

Pete Bartolik – PR Manager

Tel: 508-283-4112

Email: pete_bartolik@verifone.com

VeriFone Reports

Third Quarter Fiscal 2006 Results

Record Third Quarter Revenues of $148 million

EBITDA margins, as adjusted, Increased to 22.6% for the Quarter

Third Quarter GAAP Net Income Increased 156%

San Jose, CA – August 31, 2006 –  VeriFone Holdings, Inc. (NYSE: PAY), a leading global provider of technology that enables electronic payment transactions, today announced financial results for the three months ended July 31, 2006.

Net revenues for the three months ended July 31, 2006 were $147.6 million, an increase of 17% over net revenues of $125.7 million for the comparable period of fiscal 2005.  The increase was driven by a 19% increase in net revenues from VeriFone’s North America business and a 16% increase in net revenues in VeriFone’s International business.

Gross margins, under generally accepted accounting principles (GAAP), for the three months ended July 31, 2006 were 45.0%, compared to 40.7% for the three months ended July 31, 2005.  Gross margins, excluding non-cash amortization of purchased intangibles and stock-based compensation expense, expanded for the seventh consecutive quarter and reached 45.9% compared to 42.0% for the three months ended July 31, 2005.

Net income for the three months ended July 31, 2006 was $16.8 million, or $0.24 per diluted share, compared to $6.5 million, or $0.10 per diluted share, for the comparable period of fiscal 2005.  Net income, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, for the three months ended July 31, 2006 was $19.7 million, or $0.28 per diluted share, compared to $13.1 million, or $0.20 per diluted share, for the comparable period of fiscal 2005.

EBITDA, as adjusted, which excludes non-cash amortization of purchased intangibles and debt issuance costs, as well as non-cash stock-based compensation expense, expanded for the eighth consecutive quarter and reached a record level of $33.4 million, a 49% increase over the $22.4 million recorded in the three months ended July 31, 2005.  As a percent of net revenues, EBITDA, as adjusted, for the three months ended July 31, 2006 reached 22.6%, substantially higher than the 17.8% recorded in the three months ended July 31, 2005.

“We are once again extremely pleased with the consistency of our quarterly results, demonstrated by our tenth consecutive quarter with double digit revenue growth and our eighth consecutive quarter of expanded EBITDA as adjusted margins, which reached a record level of 22.6% in the quarter,” said Douglas G. Bergeron, Chairman and Chief Executive Officer.  “We are expecting to close the acquisition of Lipman Electronic Engineering Ltd. by November 1, 2006, and remain confident that we will receive clearance by the United States Department of Justice very shortly.  We remain on track to deliver another year of outstanding results and we remain confident in our long-term model, which calls for annual revenue growth of 10 to 15% and annual adjusted net income per share growth of 20% or more.”

“Based on our confidence with our near term and long term outlook, we are raising our FY06 year end guidance to $1.07 to $1.08 of adjusted net income per share.  We are also raising our FY07 guidance to $1.40 to $1.42 of adjusted net income per share, assuming a November 1, 2006 completion of the Lipman acquisition,” continued Bergeron.

2

Third Quarter Highlights

•      VeriFone’s MX870 system is establishing itself as the clear leader among full size color touch screen multimedia payment systems.  In addition to its compelling features and functionality, another key differentiating factor is that it remains the only PCI compliant touch screen device on the market.  The head start that the MX870 enjoys over competitive solutions has enabled the MX870 to win the vast majority of the large national multi-lane retail deals decided since mid 2005, and all of the new large multi-media terminal decisions made by retailers in 2006.  The EMV compliant version of the MX870 is under development for planned release during the fourth quarter.

•      VeriFone and MICROS System, Inc. (NASDAQ MCRS) have continued to work together to integrate VeriFone’s pay-at-the-table solution with next generation MICROS enterprise software. This initiative has created a significant opportunity for the MICROS direct sales channel and over eighty MICROS distributors to take this solution to market in September.  VeriFone is also working on agreements with several other hospitality system vendors, continuing to build momentum in creating technology partnerships and expanding its distribution channel in this market.

•      On August 14, 2006 VeriFone announced its acquisition of Trintech’s payment systems business.  Their unattended and outdoor payment systems will enhance VeriFone’s solutions in the growing markets for self-service payment, vending and pay-at-the-pump applications and will extend VeriFone’s existing offerings for merchants and financial institutions.  This acquisition is expected to close September 1, 2006.

3

Financial Measures

Reconciliations for all of the non-GAAP measures presented in this press release are provided at the end of this press release.  Management uses the non-GAAP measures presented in this release to help them evaluate VeriFone’s performance and to compare VeriFone’s current results with those for prior periods as well as with the results of other companies in our industry, but cautions investors that these non-GAAP measures should not be considered as substitutes for disclosures made in accordance with GAAP.

Conference Call

The management of VeriFone will host a conference call, which will be simultaneously webcast, on August 31, 2006 at 1:30 p.m. (PST) to discuss VeriFone’s third quarter results.  Management may provide forward looking guidance on this conference call.  To access the live conference call, the dial-in numbers are as follows:

Domestic callers: 800-599-9795

International callers: 617-786-2905

Passcode: 77490147

To access the audio webcast, please go to VeriFone’s website (http://ir.verifone.com) at least ten minutes prior to the call to register.  The recorded audio webcast will be available on VeriFone’s website until September 7, 2006.

A replay of the conference call, which can be accessed by dialing toll-free 888-286-8010, and outside the U.S. 617-801-6888, will be available until September 7, 2006.  The access code for the replay is 36068310.

-ends-

4

About VeriFone Holdings, Inc. (www.verifone.com)

VeriFone Holdings, Inc. (“VeriFone”) (NYSE: PAY), a global leader in secure electronic payment technologies, provides expertise, solutions and services for today with a migration strategy for tomorrow. VeriFone delivers solutions that add value to the point of sale, resulting in improved merchant retention and the generation of new sources of revenue for its partners and customers. VeriFone solutions are specifically designed to meet the needs of vertical markets including financial, retail, petroleum, government and healthcare.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of VeriFone Holdings, Inc. These risks and uncertainties include: the status of our relationship with and condition of third parties upon whom we rely in the conduct of our business, our dependence on a limited number of customers, uncertainties related to the conduct of our business internationally, our ability to effectively hedge our exposure to foreign currency exchange rate fluctuations, our dependence on a limited number of key employees, short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our payment solution offerings, our ability to complete successfully, and realize the benefits we expect from, our pending acquisition of Lipman, our ability to identify and complete other acquisitions and strategic investments and successfully integrate them into our business, and our ability to protect against fraud.  For a further list and description of such risks and uncertainties, see our periodic filings with the Securities and Exchange Commission.  VeriFone is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

5

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE DATA AND PERCENTAGES)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2006	2005	Change	2006	2005	Change
	(unaudited)
Net revenues:
System Solutions	$131,960	$111,388	18%	$378,781	$314,791	20%
Services	15,657	14,313	9	45,656	40,086	14
Total net revenues	147,617	125,701	17	424,437	354,877	20
Cost of net revenues:
System Solutions(2)	71,633	66,635	8	207,501	187,509	11
Amortization of purchased core and developed technology assets	1,071	1,600	-33	4,083	5,255	-22
Total cost of System Solutions, net revenues	72,704	68,235	7	211,584	192,764	10
Services(2)	8,452	6,361	33	23,391	20,954	12
Total cost of net revenues	81,156	74,596	9	234,975	213,718	10

Gross profit	66,461	51,105	30	189,462	141,159	34
Operating expenses:(2)
Research and development	11,726	10,400	13	35,354	30,351	16
Sales and marketing	14,181	13,334	6	42,786	38,310	12
General and administrative	10,936	8,116	35	30,627	21,607	42
Amortization of purchased intangible assets	1,159	1,158	0	3,477	3,808	-9
Total operating expenses	38,002	33,008	15	112,244	94,076	19

Operating income	28,459	18,097	57	77,218	47,083	64
Interest expense	(3,438)	(3,084)	11	(9,914)	(11,958)	-17
Interest income	938	88	nm	2,552	200	nm
Other income (expense), net	(195)	(6,142)	nm	71	(6,313)	nm
Income before income taxes	25,764	8,959	188	69,927	29,012	141
Provision for income taxes	9,009	2,424	272	24,342	7,833	211

Net income	$16,755	$6,535	156%	$45,585	$21,179	115%

Net income per share:
Basic	$0.25	$0.11		$0.69	$0.38
Diluted	$0.24	$0.10		$0.66	$0.36

Weighted-average shares used in computing net income per common share:
Basic	66,284	62,133		65,936	56,285
Diluted	69,079	65,423		68,906	59,630

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

ADDITIONAL CONSOLIDATED STATEMENTS OF OPERATIONS DISCLOSURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2006	2005	2006	2005
	(unaudited)
Gross profit as reported	$66,461	$51,105	$189,462	$141,159
Amortization of purchased core and developed technology assets	1,071	1,600	4,083	5,255
Stock-based compensation	204	73	519	73
Gross profit excluding amortization of purchased core and developed technology assets and stock-based compensation(3)	$67,736	$52,778	$194,064	$146,487
As a percentage of net revenues:
Gross profit as reported	45.0%	40.7%	44.6%	39.8%
Gross profit excluding amortization of purchased core and developed technology assets and stock-based compensation	45.9%	42.0%	45.7%	41.3%

	Three Months Ended July 31,		Nine Months Ended July 31,
	2006	2005	2006	2005
	(unaudited)
(2)Stock-based compensation included above:
Cost of net revenues - System Solutions	$204	$73	$519	$73
Research and development	326	185	716	185
Sales and marketing	569	355	1,309	355
General and administrative	587	250	1,254	302
	$1,686	$863	$3,798	$915

(1) “nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses gross profit without amortization of purchased core and developed technology assets and stock-based compensation, a non-GAAP measure, to evaluate the Company’s gross profit and to compare the Company’s current results with those of prior periods, but cautions that it should not be considered as a substitute for disclosures made in accordance with GAAP.

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	July 31,	October 31,
	2006	2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$77,601	$65,065
Marketable securities	14,544	16,769
Accounts receivable, net of allowances of $1,829 and $1,571	106,521	87,424
Inventories	73,870	33,501
Other current assets	21,493	20,835
Total current assets	294,029	223,594

Equipment and improvements, net	6,496	5,873
Purchased intangible assets, net	11,352	18,912
Goodwill	47,260	47,260
Other assets	40,794	31,713

Total assets	$399,931	$327,352

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$62,583	$47,161
Income taxes payable	6,511	8,746
Deferred revenue, net	20,702	15,523
Other current liabilities	38,597	37,729
Current portion of long-term debt	1,916	1,994
Total current liabilities	130,309	111,153

Deferred revenue	7,164	6,835
Long-term debt, less current portion	179,379	180,812
Other long-term liabilities	2,144	2,014

Total stockholders’ equity	80,935	26,538

Total liabilities and stockholders’ equity	$399,931	$327,352

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Nine Months Ended
	July 31,
	2006	2005
	(unaudited)
Cash flows from operating activities
Net income	$45,585	$21,179
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of purchased intangibles	7,560	9,063
Depreciation and amortization of equipment and improvements	2,532	2,292
Amortization of capitalized software	892	780
Amortization of interest rate caps	236	80
Amortization of debt issuance costs	819	891
Stock-based compensation	3,798	915
Non-cash portion of loss on debt extinguishment	—	2,898
Other	(75)	—
Net cash provided by operating activities before changes in working capital	61,347	38,098
Changes in operating assets and liabilities:
Accounts receivable, net	(19,097)	4,302
Inventories	(40,369)	(414)
Deferred tax assets	(2,663)	(4,148)
Prepaid expenses and other current assets	(1,204)	1,120
Other assets	(924)	1
Accounts payable	15,421	(8,472)
Income taxes payable	431	(5,343)
Tax benefit from stock-based compensation	(2,666)	—
Accrued compensation	200	(812)
Accrued warranty	(886)	1,592
Deferred revenue, net	5,509	1,966
Deferred tax liabilities	—	970
Accrued expenses and other liabilities	(1,460)	(3,208)
Net cash provided by operating activities	13,639	25,652

Cash flows from investing activities
Software development costs capitalized	(1,731)	(691)
Purchases of equipment and improvements	(2,780)	(2,166)
Purchases of other assets	(673)	(618)
Purchases of marketable securities	(125,034)	—
Sales and maturities of marketable securities	127,325	—
Transaction costs, pending acquistions	(2,497)	—
Acquisition of business, net of cash and cash equivalents acquired	—	(13,456)
Net cash used in investing activities	(5,390)	(16,931)

Cash flows from financing activities
Proceeds from revolving promissory notes payable and revolver	—	19,680
Repayments of revolving promissory notes payable and revolver	—	(19,680)
Repayments of long-term debt	(1,386)	(78,507)
Tax benefit of stock-based compensation	2,666	—
Repayments of capital leases	(125)	(356)
Proceeds from issuance of common stock	—	85,000
Proceeds from exercises of stock options	2,120	129
Payments of IPO and follow-on financing costs	—	(7,342)
Net cash provided by (used in) financing activities	3,275	(1,076)
Effect of foreign currency exchange rate changes on cash	1,011	(259)
Net increase in cash and cash equivalents	12,536	7,386
Cash and cash equivalents, beginning of period	65,065	12,705
Cash and cash equivalents, end of period	$77,601	$20,091

Supplemental disclosures of cash flow information
Cash paid for interest	$9,013	$10,984
Cash paid for income taxes	$26,881	$16,045

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
GEOGRAPHIC REVENUE INFORMATION
(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended			Nine Months Ended
	July 31,			July 31,
	2006	2005	Change	2006	2005	Change

North America	$85,404	$72,063	19%	$243,045	$210,154	16%
Latin America	23,981	21,180	13	74,426	52,330	42
Europe	31,554	24,239	30	80,754	65,885	23
Asia	6,754	8,427	-20	26,611	27,003	-1
Corporate	(76)	(208)	nm	(399)	(495)	-19
	$147,617	$125,701	17%	$424,437	$354,877	20%

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

	Three Months Ended July 31,			Nine Months Ended July 31,
	2006	2005	Change	2006	2005	Change

U.S. GAAP net income	$16,755	$6,535	156%	$45,585	$21,179	115%
Provision for income taxes	9,009	2,424	272	24,342	7,833	211
Interest expense	3,438	3,084	11	9,914	11,958	-17
Interest income	(938)	(88)	nm	(2,552)	(200)	nm
Depreciation and amortization of equipment and improvements	881	855	3	2,532	2,292	10
Amortization of capitalized software	294	257	14	892	780	14
Amortization of purchased intangible assets	2,230	2,758	-19	7,560	9,063	-17
Amortization of step-up in deferred revenue on acquisition	76	208	-63	399	495	-19
Stock-based compensation(2)	1,686	863	95	3,798	915	315
Management fees to majority stockholder	—	—	nm	—	125	nm
Loss on debt extinguishment and debt repricing fee	—	5,530	nm	—	5,530	nm
EBITDA as adjusted (3)	$33,431	$22,426	49%	$92,470	$59,970	54%

U.S. GAAP net income	$16,755	$6,535	156%	$45,585	$21,179	115%
Amortization of purchased intangible assets	2,230	2,758	-19	7,560	9,063	-17
Amortization of step-up in deferred revenue on acquisition	76	208	-63	399	495	-19
Stock-based compensation(2)	1,686	863	95	3,798	915	315
Amortization of debt issuance costs	280	256	9	819	891	-8
Interest adjustment on debt repaid on initial public offering	—	92	nm	—	3,157	nm
Loss on debt extinguishment and debt repricing fee	—	5,530	nm	—	5,530	nm
Total adjustments	4,272	9,707	-56	12,576	20,051	-37

Tax effect of adjustments	1,367	3,106	-56	4,024	6,416	-37
Estimated long term tax rate	32%	32%	nm	32%	32%	nm
Net adjustments	2,905	6,601	-56	8,552	13,635	-37

Net Income as Adjusted (3)	$19,660	$13,136	50%	$54,137	$34,814	56%

Net Income as Adjusted per diluted share	$0.28	$0.20		$0.79	$0.58

Weighted-average shares used in computing diluted net income as adjusted per common share	69,079	65,423		68,906	59,630

(1) “nm” means not meaningful.

(2) The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment” effective May 1, 2005 using the modified-prospective transition method. For periods prior to May 1, 2005, the Company followed the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”

(3) Management uses EBITDA as Adjusted and Net Income as Adjusted, both non-GAAP measures to evaluate the Company’s operating performance and compare the Company’s current results with those for prior periods, but cautions that they should not be considered as substitutes for disclosures made in accordance with GAAP.

SUPPLEMENTAL DATA

VERIFONE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND NET INCOME

(In millionS, except per share data; unaudited)

	Three months ending October 31, 2006
	Non-GAAP				GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To
Net income	$19.4	$20.1	$(3.4	)(a)	$16.0	$16.7
Net income per share - diluted	$0.28	$0.29			$0.23	$0.24
Shares used to compute net income per share (millions)	69.2	69.2			69.2	69.2

(a)    Reflects estimated adjustments as follows:

		After Tax
	Before Tax	@32%

(i) Stock compensation expenses	$2.5	$1.7
(ii) Amortization of purchased core and developed technology assets	2.2	1.5
(iii) Amortization of debt issuance costs	0.3	0.2
	$5.0	$3.4

	Twelve months ending October 31, 2006
	Non-GAAP				GAAP
	Range of Estimates				Range of Estimates
	From	To	Adjustments		From	To
Net income	$73.5	$74.2	$(11.7	)(b)	$61.7	$62.4
Net income per share - diluted	$1.07	$1.08			$0.89	$0.90
Shares used to compute net income per share (millions)	69.0	69.0			69.0	69.0

(b)    Reflects estimated adjustments as follows:

		After Tax
	Before Tax	@32%
(i) Stock compensation expenses	$6.4	$4.3
(ii) Amortization of purchased core and developed technology assets	9.8	6.7
(iii) Amortization of debt issuance costs	1.1	0.7
	$17.3	$11.7

Twelve months ending October 31, 2007

For fiscal 2007, while we are not able to present a quantitative reconciliation, the constituent elements of such a reconciliation would be essentially the same as for fiscal 2006.